Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 3 to Form S-4 of ChiquitaFyffes Limited of our report dated June 28, 2012 relating to the financial statements of Danone Chiquita Fruits SAS, which appears in the Chiquita Brands International, Inc.’s 2013 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers Audit SA
Paris, France
October 8, 2014